Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Third Quarter 2008 Results

NEW YORK, October 17, 2008 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the third quarter and nine months ended September 30, 2008. The third quarter 2008 results include an unrealized loss on the Company’s shares of NYSE Euronext, Inc. common stock (the “NYX shares”) of $19.2 million. As a result, the Company reported a net loss of $5.6 million, or $0.09 per share, for the 2008 third quarter. This compares to net income of $6.0 million, or $0.10 per share, for the 2007 third quarter, which also includes a $10.1 million unrealized gain on the Company’s NYX shares.

On a pro-forma basis, the Company reported net income of $13.6 million for the third quarter of 2008, or $0.22 per diluted share, compared to a pro-forma net loss of $4.1 million, or $0.07 per share, for the third quarter of 2007. Included in these results are non-cash charges of $3.0 million and $1.9 million in the third quarter of 2008 and 2007, respectively. These pro-forma results exclude the unrealized loss or gain on the NYX shares in each period.

The Company’s results for the first nine months of 2008 include an unrealized loss on the Company’s NYX shares of $86.6 million and a $3.6 million expense on early extinguishment of $249.9 million of our public debt. As a result, the Company reported a net loss of $67.2 million, or $1.08 per share, for the nine months ended September 30, 2008. This compares to a net loss of $368.5 million, or $6.00 per share, for the nine months ended September 30, 2007, which also included a $25.1 million pre-tax unrealized loss on the Company’s NYX shares as well as a non-cash impairment charge related to the Company’s goodwill and stock listing rights of $155.7 million and $189.0 million, respectively.

On a pro-forma basis, the Company reported net income for the nine months ended September 30, 2008 of $23.1 million, or $0.37 per diluted share, compared to pro-forma net loss of $0.7 million, or $0.01 per share, for the nine months ended September 30, 2007. Included in these results are non-cash charges of $7.3 million and $12.6 million for the nine months ended September 30, 2008 and 2007, respectively. These pro-forma results exclude the unrealized loss on the NYX shares in each period, the expense on early extinguishment of debt in 2008 and the impairment charge related to the Company’s goodwill and stock listing rights in 2007.

The Company is the parent of LaBranche & Co. LLC, one of the largest specialists in exchange-listed securities. The Company is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Another subsidiary of the Company, LaBranche Financial Services, LLC, provides mainly securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$84,634	$33,345	$189,731	$146,278
Commissions and other fees	10,890	11,070	30,849	35,757
Net (loss) gain on investments	(35,343)	17,398	(153,112)	(41,130)
Interest income	16,129	54,874	63,523	186,879
Other	1,000	1,187	2,403	2,470

Total revenues	77,310	117,874	133,394	330,254

Interest Expense:
Debt	6,455	12,333	25,822	38,210
Inventory financing	23,841	63,825	75,461	213,628

Total interest expense	30,296	76,158	101,283	251,838

Revenues, net of interest expense	47,014	41,716	32,111	78,416
EXPENSES:
Employee compensation and related benefits	34,955	13,522	83,079	61,608
Exchange, clearing and brokerage fees	12,357	10,062	32,758	29,713
Lease of exchange memberships and trading license fees	429	614	1,272	1,926
Depreciation and amortization of intangibles	925	1,000	2,722	8,128
Goodwill impairment	—	—	—	164,100
Stock list impairment	—	—	—	335,264
Restructuring	—	25	—	1,098
Early extinguishment of debt	—	—	6,005	—
Other	7,215	9,587	21,483	29,152

Total expenses	55,881	34,810	147,319	630,989

(Loss) income before benefit for income taxes	(8,867)	6,906	(115,208)	(552,573)
(BENEFIT) PROVISION FOR INCOME TAXES	(3,280)	903	(48,046)	(184,077)

Net (loss) income	$(5,587)	$6,003	$(67,162)	$(368,496)

Weighted average common shares outstanding:
Basic	61,946	61,471	61,931	61,404
Diluted	61,946	61,645	61,931	61,404

(Loss) income per share:
Basic	$(0.09)	$0.10	$(1.08)	$(6.00)
Diluted	$(0.09)	$0.10	$(1.08)	$(6.00)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2008	December 31, 2007 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$227,920	$504,654
Cash and securities segregated under federal regulations	1,471	1,573
Receivable from brokers, dealers and clearing organizations	91,842	343,729
Financial instruments owned, at fair value	3,867,064	4,267,395
Commissions and other fees receivable	—	23
Exchange memberships owned, at adjusted cost (market value of $6,693 and $7,790, respectively)	1,315	1,315
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $13,416 and $10,990, respectively	16,716	17,652
Goodwill and other intangible assets, net	109,229	109,229
Income tax receivable	502	11,802
Other assets	41,898	41,219

Total assets	$4,357,957	$5,298,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers, dealers and clearing organizations	$412,783	$104,759
Payable to customers	36	93
Financial instruments sold, but not yet purchased, at fair value	3,172,981	4,062,995
Accrued compensation	37,310	16,729
Accounts payable and other accrued expenses	35,039	36,980
Other liabilities	12,363	12,583
Deferred tax liabilities	17,578	71,024
Short term debt	—	5,700
Long term debt	209,888	459,811

Total liabilities	3,897,978	4,770,674

Total stockholders’ equity	459,979	527,917

Total liabilities and stockholders’ equity	$4,357,957	$5,298,591

(1)	Certain of the Company’s December 31, 2007 balances have been reclassified to conform to the presentation in the current period, deferred tax assets were netted against deferred tax liabilities and non-marketable investments were re-classed from Financial instruments owned, at fair value to Other assets. This reclassification did not affect stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, which excludes non-operating charges. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,
	2008				2007
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments		Pro forma amounts
Revenues, net of interest expense	$47,014	$31,937	(1)	$78,951	$41,716	$(16,877	)(1)	$24,839
Total expenses	55,881	—		55,881	34,810	—		34,810

(Loss) income before (benefit) provision for income taxes	(8,867)	31,937		23,070	6,906	(16,877)		(9,971)
(Benefit) provision for income taxes	(3,280)	12,775		9,495	903	(6,751)		(5,848)

Net (loss) income applicable to common stockholders	$(5,587)	$19,162		$13,575	$6,003	$(10,126)		$(4,123)

Basic per share	$(0.09)	$0.31		$0.22	$0.10	$(0.17)		$(0.07)
Diluted per share	$(0.09)	$0.31		$0.22	$0.10	$(0.17)		$(0.07)

	Nine Months Ended September 30,
	2008				2007
	Amounts as reported	Adjustments		Pro forma amounts	Amounts as reported	Adjustments		Pro forma amounts
Revenues, net of interest expense	$32,111	$144,389	(1)	$176,500	$78,416	$41,910	(1)	$120,326
Total expenses	147,319	(6,005	)(2)	141,314	630,989	(499,364	)(3)	131,625

(Loss) income before (benefit) provision for income taxes	(115,208)	150,394		35,186	(552,573)	541,274		(11,299)
(Benefit) provision for income taxes	(48,046)	60,158		12,112	(184,077)	173,488		(10,589)

Net (loss) income applicable to common stockholders	$(67,162)	$90,236		$23,074	$(368,496)	$367,786		$(710)

Basic per share	$(1.08)	$1.45		$0.37	$(6.00)	$5.99		$(0.01)
Diluted per share	$(1.08)	$1.45		$0.37	$(6.00)	$5.99		$(0.01)

(1)	Revenue adjustment reflects loss in each accounting period, based on the change in fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.
(2)	Expense adjustment reflects costs associated with early extinguishment of debt in accounting period.
(3)	Relates to the write-down of the carrying value of the Company’s goodwill and stock listing rights to reflect the results of the Company’s impairment evaluation under SFAS No’s 142 and 144.